EXHIBIT 32.1
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the periodic report of SANUWAVE Health, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2022 as filed with the Securities and Exchange Commission (the “Report”), I, Kevin A. Richardson II, Chief Executive Officer (and principal executive officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: November 14, 2022

/s/ Kevin A. Richardson II
Kevin A. Richardson II
Chief Executive Officer
(Principal Executive Officer)